As filed with the Securities and Exchange Commission on May 31, 2024

Registration No. 333-278842

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

(Amendment No. 2)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENDRA Life Sciences Inc.
(Exact name of registrant as specified in its charter)

Delaware	3845	26-0579295
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3600 Green Court, Suite 350,

Ann Arbor, MI 48105-1570

(734) 335-0468

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_____________________

Francois Michelon

Chief Executive Officer

ENDRA Life Sciences Inc.

3600 Green Court, Suite 350,

Ann Arbor, MI 48105-1570

(734) 335-0468

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________

Copies to:

Mark R. Busch, Esq. Coleman Wombwell, Esq. K&L Gates LLP 300 South Tryon Suite 1000 Charlotte, NC 28202 Telephone: (704) 331-7400	Robert Charron, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, New York 10165 Telephone: (212) 370-1300

_____________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion, dated May 31, 2024

Up to 29,962,546 Shares of Common Stock

Pre-Funded Warrants to purchase up to 29,962,546 Shares of

Common Stock Series A Warrants to purchase up to 29,962,546

Shares of Common Stock Series B Warrants to purchase up to

29,962,546 Shares of Common Stock

Placement Agent Warrants to purchase up to 1,498,127 Shares of Common Stock and

Up to 91,385,765 Shares of Common Stock underlying the Pre-Funded Warrants, Series A Warrants, Series B Warrants and Placement Agent Warrants

We are offering up to  29,962,546 shares of common stock, par value $0.0001 per share (“common stock”), together with Series A warrants to purchase 29,962,546  shares of common stock (the “Series A Warrants”) and Series B warrants to purchase  29,962,546 shares of common stock (the “Series B Warrants” and, together with the Series A Warrants, the “common warrants”). The common stock and common warrants will be sold in a fixed combination, with each share of common stock accompanied by a Series A Warrant to purchase one share of common stock and a Series B Warrant to purchase one share of common stock. The shares of common stock and common warrants are immediately separable and will be issued separately in this offering but must be purchased together in this offering. The Series A Warrants will have an exercise price of $             per share and will be exercisable beginning on the later of (i) effective date of shareholder approval of the issuance of shares upon exercise of the common warrants (the “Warrant Shareholder Approval” and such date the “Warrant Shareholder Approval Date”) and (ii) the date of effectiveness of the amendment to the Company’s Certificate of Incorporation filed with the Delaware Secretary of State to increase the number of authorized shares of Common Stock (the “Charter Amendment”) approved by the Company’s stockholders on the Warrant Shareholder Approval Date (the “Charter Amendment Effectiveness Date”). The later of the (i) Warrant Shareholder Approval Date and (ii) the Charter Amendment Effectiveness Date is the “Initial Exercise Date” for the common warrants. The Series A Warrants will expire on five-year anniversary of the Initial Exercise Date. The Series B Warrants will have an exercise price of $           per share and will be exercisable beginning on the Initial Exercise Date. The Series B Warrants will expire on the two and one-half year anniversary of the Initial Exercise Date.

Under the alternate cashless exercise option of the Series B Warrants, the holder of the Series B Warrant, has the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cashless exercise of the Series B Warrant using $0.001 as the exercise price for that purpose and (y) 3.0. In addition, beginning on the Warrant Shareholder Approval Date, the Series A Warrants and Series B Warrants will contain a reset of the exercise price to a price equal to the lesser of (i) the then exercise price and (ii) lowest volume weighted average price (VWAP) during the period commencing five trading days immediately preceding and the five trading days commencing on the date we effect a reverse stock split in the future with a proportionate adjustment to the number of shares underlying the Series A Warrants and Series B Warrants. Finally, beginning on the Warrant Shareholder Approval Date, with certain exceptions, the Series A Warrants will provide for an adjustment to the exercise price and number of shares underlying the Series A Warrants upon our issuance of our common stock or common stock equivalents at a price per share that is less than the exercise price of the Series A Warrant.

Our common stock trades on the Nasdaq Capital Market under the symbol “NDRA.” The assumed public offering price for each share of common stock and the accompanying common warrants for purposes of this preliminary prospectus is $0.267 (equal to the last sale price of our common stock as reported by The Nasdaq Capital Market on May 29, 2024). The actual public offering price per each set of a share of common stock and accompanying common warrants in this offering will be determined between us, the Placement Agent and the investors in this offering at the time of pricing and may reflect a discount to the current market price for our common stock. Therefore, the recent market price used throughout this preliminary prospectus as a basis for an assumed public offering price per share of common stock and accompanying common warrants may not be indicative of the final offering price.

We have engaged Craig-Hallum Capital Group LLC, (the “Placement Agent”), to act as our exclusive placement agent in connection with this offering. The Placement Agent has agreed to use its best efforts to arrange for the sale of the securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the securities we are offering and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We have agreed to pay to the Placement Agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no minimum number of securities or minimum aggregate amount of proceeds that is a condition of the closing of this offering. We will bear all costs associated with the offering. See “Plan of Distribution” on page 20 of this prospectus for more information regarding these arrangements.

We are also offering pre-funded warrants to purchase up to an aggregate of 29,962,546  shares of common stock (the “pre-funded warrants”), in lieu of shares of common stock to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock following the consummation of this offering. A holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates and certain related parties, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. Each pre-funded warrant is exercisable for one share of our common stock. Each pre-funded warrant is being issued together with the same common warrants described above being issued with each share of common stock. For each pre-funded warrant that we sell, the number of shares of common stock that we are selling will be decreased on a one-for-one basis. The combined public offering price of each pre-funded warrant, together with the accompanying common warrants, will be equal to the price being sold to the public in this offering, minus $0.0001. The pre-funded warrants are immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. The pre-funded warrants and the common warrants are immediately separable and will be issued separately but will be purchased together in this offering. In this prospectus, we refer to the common warrants and pre- funded warrants together as the “warrants”. This prospectus also relates to the offering of common stock issuable upon exercise of such warrants. We collectively refer to the shares of common stock and warrants offered hereby and the shares of common stock underlying the warrants as the “securities.” There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply for listing of the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

We will have one closing for all the securities purchased in this offering. The combined public offering price per share of common stock (or pre-funded warrant) and accompanying common warrants will be fixed for the duration of this offering.

We may sell fewer than all securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund if we do not sell all of the securities offered hereby. We have not established an escrow account in conjunction with this offering. Because there is no escrow account and no minimum number of securities or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus.

i

	Per share and common warrants	Per pre-funded warrant and common warrants	Total
Public offering price	$	$	$
Placement Agent fees (1)	$	$	$
Proceeds, before expenses, to us(2)	$	$	$

____________

(1)

We have agreed to pay the Placement Agent a cash fee equal to seven percent (7.0%) of the gross proceeds of this offering. This does not include the reimbursement of certain expenses of the Placement Agent we have agreed to pay. We have also agreed to issue the Placement Agent a warrant to purchase a number of shares of common stock equal to five percent (5.0%) of the common stock in this offering (including the common stock issuable upon the exercise of the pre- funded warrants). See “Plan of Distribution” for additional disclosure regarding the compensation to be received by the Placement Agent.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the warrants being issued in this offering.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 7 of this prospectus and elsewhere in any supplements for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Delivery of the securities offered hereby is expected to be made on or about                 , 2024, subject to satisfaction of certain customary closing conditions .

Craig-Hallum

The date of this prospectus is                   , 2024.

ii

You should rely only on the information contained in this prospectus. Neither we nor the Placement Agent has authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us or the Placement Agent. This prospectus shall not constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation.

You should read this prospectus together with the additional information described below under the heading “Where You Can Find More Information.” We may also provide a prospectus supplement or post-effective amendment to the Registration Statement to add information to, or update or change information contained in, this prospectus. This prospectus does not contain all of the information included in the Registration Statement. For a more complete understanding of the offering of the securities, you should refer to the Registration Statement, including its exhibits.

Unless the context indicates otherwise, in this prospectus, the terms “ENDRA,” “we,” “us,” “our,” and the “Company” refer to ENDRA Life Sciences Inc., a Delaware corporation, and its subsidiaries.

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CAUTIONARY NOTEREGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy”, “future”, “likely” or other comparable terms and references to future periods. All statements other than statements of historical facts included in this prospectus regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding: estimates of the timing of future events and anticipated results of our development efforts, including the timing of submission for and receipt of required regulatory approvals and product launches; statements relating to future financial position and projected costs and revenue; expectations concerning our business strategy; and statements regarding our ability to find and maintain development partners.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	our limited commercial experience, limited cash and history of losses;

•	our ability to obtain adequate financing to fund our business operations in the future;

•	our ability to achieve profitability;

•

delays and changes in regulatory requirements, policy and guidelines, including potential delays in submitting required regulatory applications or other submissions with respect to U.S. Food and Drug Administration (“FDA”) or other regulatory agency approval;

•	our ability to obtain and maintain required CE mark certifications and secure required FDA and other governmental approvals for our Thermo-Acoustic Enhanced Ultrasound (“TAEUS”) applications;

•	our ability to develop a commercially feasible application based on our TAEUS technology;

•	market acceptance of our technology;

•	the effect of macroeconomic conditions on our business;

•	results of our human studies, which may be negative or inconclusive;

•	our ability to find and maintain development partners;

•	our reliance on third parties, collaborations, strategic alliances and licensing arrangements to complete our business strategy;

•	the amount and nature of competition in our industry;

•	our ability to protect our intellectual property;

•	potential changes in the healthcare industry or third-party reimbursement practices;

•	our ability to comply with regulation by various federal, state, local and foreign governmental agencies and to maintain necessary regulatory clearances or approvals;

•	our ability to maintain compliance with Nasdaq listing standards;

•	our dependence on our senior management team; and

•

the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K for the year ended December 31, 2023.

Any forward-looking statement made by us in this report is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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PROSPECTUS SUMMARY

This summary contains basic information about us and our business but does not contain all of the information that is important to your investment decision. You should carefully read this summary together with the more detailed information contained elsewhere in this before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” appearing elsewhere in this prospectus.

Overview

We were incorporated as a Delaware corporation in 2007. We are developing a next-generation enhanced ultrasound technology platform—Thermo Acoustic Enhanced Ultrasound, or TAEUS® — in order to broaden patient access to the safe diagnosis and treatment of a number of significant medical conditions in circumstances where expensive X-ray computed tomography (“CT”), magnetic resonance imaging (“MRI”) technology, or other diagnostic technologies such as surgical biopsy, are unavailable or impractical.

Our TAEUS technology uses radio frequency (“RF”) pulses to stimulate tissues, using a small fraction (less than 1%) of the amount of energy that would be transmitted into the body during an MRI scan. The use of RF energy allows our TAEUS technology to penetrate deep into tissue, enabling the imaging of human anatomy at depths equivalent to those of conventional ultrasound. The RF pulses are absorbed by tissue and converted into ultrasound signals, which are detected by an external ultrasound receiver and a digital acquisition system that is part of the TAEUS system. The detected ultrasound is processed into images and other forms of data using our proprietary software and algorithms and then displayed to complement conventional gray-scale ultrasound images. The TAEUS imaging concept is illustrated below:

We believe that our TAEUS technology has the potential to add a number of new capabilities to conventional ultrasound, and other types of capital medical equipment such as interventional thermo-ablation systems, and thereby enhance the utility of those systems. Additionally, we believe that our technology can extend the use of ultrasound technology to indications and clinical situations that currently require the use of expensive CT or MRI imaging systems, where imaging is not practical using existing technology, or where other assessment tools such as surgical biopsy are required.

Our TAEUS platform is not intended to replace CT or MRI systems, both of which are versatile imaging technologies with capabilities and uses beyond the focus of our business. These systems, while versatile, are relatively expensive—a CT system can cost approximately $1 million and an MRI system can cost up to approximately $3 million. In addition, and in contrast to ultrasound systems, due to their limited number and the fact that they are usually fixed-in-place at major medical facilities, CT or MRI systems are frequently inaccessible to many patients. For example, CT or MRI systems are generally less accessible to primary care practices, rural clinics, economically developing markets, and patient bedsides.

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Ultrasound systems are more broadly available to patients than either CT or MRI systems. There are an estimated 1.6 million diagnostic ultrasound systems globally in use today. The global diagnostic ultrasound device market is anticipated to expand at a CAGR of 4.07% from 2022 to 2030, according to Grand View Research. Ultrasound systems are relatively inexpensive compared to CT and MRI systems, as smaller portable ultrasound systems can cost as little as approximately $5,000 and the price of new cart-based ultrasound systems can range from approximately $75,000 to $200,000. These numbers include both portable and cart-based ultrasound systems, and cover all types of diagnostic ultrasound procedures, including systems intended for cardiology, prenatal and abdominal use. We do not currently intend to address cart-based ultrasound systems focused on applications in prenatal care, nor certain portable ultrasound applications such as emergency room medicine, where we believe our TAEUS technology may not substantially impact patient care. Accordingly, we estimate the addressable market for one or more of our current or future TAEUS applications to include approximately 700,000 ultrasound systems currently in use throughout the world, in addition to other types of capital equipment.

We are conducting human clinical studies on our TAEUS FLIP that enables ultrasound to distinguish fat from lean tissue. To demonstrate the other capabilities of our TAEUS platform, we have conducted various internal ex-vivo laboratory experiments and limited internal in-vivo large animal studies. Based on these experiments and studies, we have demonstrated that the TAEUS platform has the following capabilities and potential clinical applications:

•

Tissue Composition: Our TAEUS technology enables ultrasound to distinguish fat from lean tissue. This capability would enable the use of TAEUS-enhanced ultrasound for the early identification, staging and monitoring of NAFLD, a precursor to NASH, liver fibrosis, cirrhosis and liver cancer.

•

Temperature Monitoring: Our TAEUS technology enables traditional ultrasound to visualize changes in tissue temperature, in real time. This capability would enable the use of TAEUS-enhanced ultrasound to guide thermoablative therapy, which uses heat or cold to affect tissue, such as in the treatment of cardiac atrial fibrillation, or removal of cancerous liver and kidney lesions, with greater accuracy, and perform cosmetology procedures such as lipolysis of abdominal fat.

•

Vascular Imaging: Our TAEUS technology has the potential to enable visualization of blood vessels from any angle, using only a saline solution contrasting agent, unlike Doppler ultrasound, which requires precise viewing angles. This capability would enable the use of TAEUS-enhanced ultrasound to assist in identifying arterial plaques or malformed vessels.

•

Tissue Perfusion: Our TAEUS technology has the potential to image blood flow at the capillary level in a region, organ or tissue. This capability could be used to assist physicians in characterizing abnormalities in tissue perfusion symptomatic of damaged tissue, such as internal bleeding from trauma, or diseased tissue, such as certain cancers.

The first TAEUS application we intend to commercialize is our NAFLD TAEUS application addressing liver tissue composition. Our initial target market for this application is the European Union (“EU”) and United Kingdom. In September 2019, we announced the completion and reported top-level findings of an initial healthy subject study and data collection of 50 subjects, which was included in our TAEUS liver device technical file submission for device CE mark. We received CE mark approval for our TAEUS FLIP  application in March 2020. We have registered the product in each of our primary target European markets (i.e., Germany, France, and the United Kingdom).

In June 2020, we submitted a 510(k) Application to the FDA for our TAEUS FLIP System. In February 2022, we announced that we would pursue FDA reclassification and clearance of our TAEUS FLIP System through the FDA’s “de novo” process. We subsequently voluntarily withdrew our 510(k) Application and submitted a de novo request for the TAEUS system to the FDA in the third quarter of 2023. In the fourth quarter of 2023, the FDA sent an Additional Information (“AI”) request related to our de novo application. Since we received the AI request, we have had several interactions with the FDA and have provided additional information. In order to fully respond to the FDA’s questions, we will need to compile additional clinical data, provide additional device test data, and respond to cybersecurity related questions in a new de novo submission. We had an in-person pre-submission meeting with the FDA on May 16, 2024. We currently anticipate completing the necessary clinical studies by the fourth quarter of 2024 or first quarter of 2025 and submitting the new de novo request to the FDA in the first half of 2025.

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After required regulatory approvals, our TAEUS technology can be added as an accessory to existing, commercially available ultrasound systems, helping to improve clinical decision-making on the front lines of patient care, without requiring substantially new clinical workflows or large capital investments. We are also developing TAEUS for possible incorporation into new medical equipment manufactured by original equipment manufacturers (“OEMs”), such as GE Healthcare and others, to enhance the utility of those OEM systems, as described more fully in our Annual Report on Form 10-K. Based on our design work and our understanding of the medical capital equipment market, we intend to price our initial liver TAEUS system at a price point of approximately $65,000, which we believe could enable clinical purchasers to recoup their investment in less than one year by performing a relatively small number of additional procedures, initially paid out-of-pocket by patients until government and private insurance reimbursement is secured for the TAEUS liver procedures.

Nasdaq Capital Market Listing

On May 3, 2024, we received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, because the closing bid price for the Company’s common stock listed on Nasdaq was below $1.00 for 30 consecutive trading days, the Company no longer meets the minimum bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Marketplace Rule 5550(a)(2), requiring a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”).

The notification has no immediate effect on the listing of the Company’s common stock. In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), the Company has a period of 180 calendar days from May 3, 2024, or until October 30, 2024, to regain compliance with the Minimum Bid Price Requirement. If at any time before October 30, 2024, the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement.

The notification letter also disclosed that in the event the Company does not regain compliance with the Minimum Bid Price Requirement by October 30, 2024, the Company may be eligible for additional time. To qualify for additional time, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and would need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company meets these requirements, Nasdaq will inform the Company that it has been granted an additional 180 calendar days to regain compliance. However, if it appears to the staff of Nasdaq (the “Staff”) that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, the Staff would notify the Company that its securities will be subject to delisting. In the event of such notification, the Company may appeal the Staff’s determination to delist its securities, but there can be no assurance the Staff would grant the Company’s request for continued listing.

The Company intends to continue actively monitoring the bid price for its common stock between now and October 30, 2024 and will consider available options to resolve the deficiency and regain compliance with the Minimum Bid Price Requirement, including by conducting a reverse stock split.

Risk Factor Summary

Our business is subject to many significant risks, as more fully described in the section titled “Risk Factors” immediately following this prospectus summary and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the other documents we file with the SEC, each of which are incorporated by reference into this prospectus. You should read and carefully consider these risks, together with all of the other information in this prospectus, including the financial statements and the related notes included herein, before deciding whether to invest in our securities. If any of the risks discussed in this prospectus actually occur, our business, prospects, financial condition or operating results could be materially and adversely affected. In particular, our risks include, but are not limited to, the following:

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•

We have a history of operating losses and will need to raise significant additional capital to continue our business and operations. If we are unable to raise sufficient capital or secure financing on favorable terms, or at all, to meet our capital and operating needs, we will be forced to delay or reduce our product development program and commercialization efforts, or cease operations, which would have a material adverse effect on our business and could cause you to lose all of your investment.

•

Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future for reasons unrelated to our operating performance or prospects, and as a result, investors in our common stock could incur substantial losses.

•

Our stock is subject to minimum requirements to remain listed on the Nasdaq Capital Market, including a minimum bid price requirement, and may be delisted if it does not maintain compliance with those requirements.

•	There is a limited market for our common stock.

•

If securities or industry analysts do not publish research reports about our business, or if they issue an adverse opinion about our business, the price of our securities and trading volume could decline.

•	We have not paid dividends in the past and have no plans to pay dividends.

•

Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our at-the-market offering program or equity incentive plan, could result in dilution of the percentage ownership of our stockholders and could cause the price of our securities to fall.

•	Our charter documents and Delaware law may inhibit a takeover that stockholders consider favorable.

•	As an investor, you may lose all of your investment.

•

Because the public offering price of our common stock offered herein or issuable upon the exercise of the warrants is substantially higher than the net tangible book value per share of our outstanding common stock following this offering, new investors will experience immediate and substantial dilution.

•	Our management will have broad discretion over the use of the net proceeds from this offering, which we may not use effectively or in a manner with which you agree.

•	There is no public market for the warrants.

•	A warrant does not entitle the holder to any rights as common stockholders until the holder exercises the warrant for shares of our common stock.

•	If the Series B Warrants are exercised by way of an alternative cashless exercise, investors may suffer substantial dilution.

·	We may not receive any additional funds upon the exercise of the Series B Warrants.

•	The warrants in this offering are speculative in nature.

Corporate Information

We were incorporated in Delaware in July 2007. Our corporate headquarters is located at 3600 Green Court, Suite 350, Ann Arbor, Michigan 48105-1570. Our website can be accessed at www.endrainc.com. The telephone number of our principal executive office is (734) 335-0468. The information contained on, or that may be obtained from, our website is not, and shall not be deemed to be, a part of this prospectus.

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THE OFFERING

Common stock offered by us	Up to 29,962,546 shares of common stock on a “best efforts” basis.

Common warrants offered by us

Each share of common stock or pre-funded warrant is being offered together with (i) one Series A Warrant to purchase one share of common stock and (ii) one Series B Warrant to purchase one share of common stock. The Series A Warrants will have an exercise price of $       per share. The Series B Warrants will have an exercise price of $       per share.

The Series A Warrants and Series B Warrants will become exercisable beginning on the Initial Exercise Date. The Series A Warrants will expire on the five-year anniversary of the Initial Exercise Date and the Series B Warrants will expire on the two and one-half year anniversary of the Initial Exercise Date. The common warrants include certain mechanisms including (i) the alternative cashless exercise option in the Series B Warrants, (ii) certain anti-dilution provisions in the Series A Warrants and (iii) the reverse stock split provision in both Series A Warrants and Series B Warrants. See “Description of Securities — Common warrants.”

The common warrants may be redeemed by the Company, in whole or in part, at a price of $0.0001 per warrant, by giving not less than 30 days’ prior notice to the holders of such common warrants at any time after the date on which (i) the daily volume weighted average trading price of the Company’s common stock has equaled or exceeded $     (150% of the exercise price) for 10 consecutive trading days and (ii) the average daily trading volume of the shares of the Company’s common stock for such 10-trading day period exceeds $150,000 of shares, as determined in accordance with the terms of the common warrants.

The shares of common stock or the pre-funded warrants, as applicable, sold in this offering and the accompanying common warrants, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This offering also relates to the offering of the shares of common stock issuable upon exercise of the warrants. The exercise price and number of shares of common stock issuable upon exercise will be subject to certain further adjustments as described herein. See “Description of Securities”.

We are also registering the issuance of (i) the 29,962,546 shares of our common stock underlying the Series A Warrants and (ii) the 29,962,546 shares of our common stock underlying the Series B Warrants.

Pre-funded warrants offered by us

We are also offering pre-funded warrants to purchase up to 29,962,546 shares of common stock, which may be sold in lieu of the shares of common stock included in this offering. The purchase price of each pre-funded warrant and accompanying common warrants is equal to the price at which the share of common stock and accompanying warrants are being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant is $0.0001 per share. The pre-funded warrants are exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. For each pre-funded warrants we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. This offering also relates to the shares of common stock issuable upon exercise of the pre-funded warrants sold in this offering.

Placement Agent warrants

In connection with our public offering, we have granted to the Placement Agent an option to purchase, for nominal consideration, warrants to purchase shares equal to 5.0% of the shares of common stock, and if applicable, pre- funded warrants sold in this offering (the “ Placement Agent Warrants”). The Placement Agent Warrants have an exercise price of $       per share of common stock (120% of exercise price of the common warrants). The Placement Agent Warrants will be exercisable immediately upon issuance and will expire three and one-half years from the commencement of sales in this offering. See “Description of Securities”. We are also registering the  1,498,127  shares of common stock issuable upon exercise of the Placement Agent Warrants.

Common stock outstanding immediately prior to this offering	11,035,659 shares.

Common stock outstanding immediately after giving effect to this offering	40,998,205 shares (assuming no pre-funded warrants are issued in this offering and none of the warrants issued in this offering are exercised).

Use of proceeds

We estimate the net proceeds from this offering to us will be approximately $7.1 million, assuming a public offering price of $0.267 per share and accompanying warrants, which is the last reported sale price of our common stock on the Nasdaq Capital Market on May 29, 2024, and after deducting the estimated Placement Agent fees and expected offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and general corporate purposes.

See the section titled “Use of Proceeds.”

Nasdaq Capital Market symbol

NDRA

There is no established trading market for the common warrants or pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the common warrants or pre-funded warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the common warrants and pre-funded warrants will be limited.

Risk factors	See the section titled “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

5

The number of shares of our common stock to be outstanding after this offer is based on 11,035,659 shares of common stock outstanding as of May 31, 2024 and excludes the following:

•	763,445 shares of common stock issuable upon the exercise of outstanding warrants at a weighted-average exercise price of $1.60 per share;

•	2,010 shares of common stock issuable upon the conversion of outstanding shares of Series A Convertible Preferred Stock;

•

679,287 shares of common stock issuable upon the exercise of outstanding stock options issued pursuant to our 2016 Omnibus Incentive Plan (the “Incentive Plan”) at a weighted average exercise price of $17.83 per share; and

•	2,381,416 shares of common stock reserved for future issuance under the Incentive Plan.

6

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should read and consider carefully the following risk factors as well as the risk factors described under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this prospectus, together with the other information contained in or incorporated by reference in this prospectus, including our consolidated financial statements and the related notes. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock. There may be additional risks that we do not presently know of or that we currently believe are immaterial, which could also impair our business and financial position. If any of the events described below were to occur, our financial condition, our ability to access capital resources, our results of operations and/or our future growth prospects could be materially and adversely affected, and the market price of our common stock could decline. As a result, you could lose some or all of any investment you may make in our securities.

Risks Related to this Offering and Our Securities

We have a history of operating losses and will need to raise significant additional capital to continue our business and operations. If we are unable to raise sufficient capital in this Offering and additionally in the near term to meet our capital and operating needs, we may be forced to further delay, reduce or eliminate our operating activities, or cease operations entirely, which would have a material adverse effect on our business and cause you to lose all of your investment.

We are experiencing financial and operating challenges. As of March 31, 2024, we had $1.1 million of cash and cash equivalents. As disclosed in our auditor’s report on our financial statements filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, there is substantial doubt about our ability to continue as a going concern and, to remain viable, we will require significant additional liquidity in order to execute our business plan. Any inability to raise adequate funds on commercially reasonable terms and in the near term would have a material adverse effect on our business, results of operation and financial condition, including the possibility that a lack of funds causes our business to fail and liquidate. You must be prepared to lose all of your investment.

Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future for reasons unrelated to our operating performance or prospects, and as a result, investors in our common stock could incur substantial losses.

Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future. From January 1, 2023 through May 30, 2024, intra-day trading prices of shares of our common stock on the Nasdaq Capital Market fluctuated from a low of $0.221 to a high of $5.39, and may continue to fluctuate significantly in the future. The stock market in general and the market for healthcare companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may experience losses on their investment in our common stock.

Additionally, securities of certain companies have experienced significant and extreme volatility in stock price due to a sudden increase in demand for stock resulting in aggregate short positions in the stock exceeding the number of shares available for purchase, forcing investors with short exposure to pay a premium to repurchase shares for delivery to share lenders. This is known as a “short squeeze.” These short squeezes have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share declines steadily as interest in those stocks abates. While we have no reason to believe our shares would be the target of a short squeeze, there can be no assurance that they will not be in the future, and you may lose a significant portion or all of your investment if you purchase our shares at a rate that is significantly disconnected from our underlying value.

We have received written notice from Nasdaq that we are not in compliance with Nasdaq’s minimum bid price requirements and if we are unable to regain compliance with Nasdaq continued listing standards we could be delisted from The Nasdaq Stock Market, which would negatively impact our business, our ability to raise capital, and the market price and liquidity of our common stock.

Nasdaq Marketplace Rule 5550(a)(2) requires a minimum bid price of $1.00 per share for primary equity securities listed on the Nasdaq Capital Market (the “Minimum Bid Price Requirement”). On May 3, 2024, we received a notification letter from the Listing Qualifications Department of Nasdaq notifying us that, because the closing bid price for our common stock listed on Nasdaq was below $1.00 for 30 consecutive trading days, we no longer met the Minimum Bid Price Requirement for continued listing on The Nasdaq Capital Market.

The notification has no immediate effect on the listing of our common stock. In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), we have a period of 180 calendar days from May 3, 2024, or until October 30, 2024, to regain compliance with the Minimum Bid Price Requirement. The notification letter also stated that, in the event we do not regain compliance with the Minimum Bid Price Requirement by October 30, 2024, we may be eligible for additional time. To qualify for additional time, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and would need to provide written notice of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If we meet these requirements, Nasdaq will inform us that we have been granted an additional 180 calendar days to regain compliance. However, if it appears to the staff of Nasdaq (the “Staff”) that we will not be able to cure the deficiency, or if we are otherwise not eligible, the Staff would notify us that our securities will be subject to delisting. In the event of such notification, we may appeal the Staff’s determination to delist its securities, but there can be no assurance the Staff would grant our request for continued listing.

We intend to continue actively monitoring the bid price for our common stock between now and October 30, 2024 and will consider available options to resolve the deficiency and regain compliance with the minimum bid price requirement.

7

We may undertake a reverse stock split in order to increase the market price of our common stock so that we are able to regain compliance with the Minimum Bid Price Requirement. The common warrants offered hereby are subject to adjustment in connection with a reverse stock split in the event that the lowest daily volume weighted average price of our common stock on the Nasdaq Capital Market during the five trading days  prior to or following the reverse stock split is lower than the exercise price of the warrants, in which case the exercise price of the warrants will be reduced and the number of shares underlying the warrants will be increased. However, the effect of the reverse stock split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied. The price per share of our common stock after the reverse stock split may not reflect the exchange ratio implemented by the Board of Directors and the price per share following the effective time of the reverse stock split may not be maintained for any period of time following the reverse stock split. If the reverse stock split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split. Even if the market price per post-reverse stock split share of our common stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum stockholders’ equity, the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of round lot holders.

We cannot assure you that we will regain compliance with the Minimum Bid Price Rule or, if we do regain compliance, that we will remain in compliance with all applicable requirements for continued listing on the Nasdaq Capital Market. If we fail to sustain compliance with all applicable requirements for continued listing on the Nasdaq Capital Market, our common stock may be subject to delisting by Nasdaq. This could inhibit the ability of stockholders of to trade their shares of common stock in the open market, thereby severely limiting the liquidity of such shares.

This is a best-efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The Placement Agent has agreed to use its best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth herein. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds to complete such short-term operations. Such additional fundraises may not be available or available on terms acceptable to us.

There is a limited market for our common stock.

Although our common stock is traded on the Nasdaq Capital Market, the volume of trading has historically been limited. Our average daily trading volume of our shares from January 1, 2023 to December 31, 2023 was approximately 66,369 shares. Thinly traded stock can be more volatile than stock trading in a more active public market. While we have made efforts to increase trading in our stock, we cannot predict the extent to which an active public market for our common stock will develop or be sustained. Therefore, a holder of our common stock who wishes to sell his or her shares may not be able to do so immediately or at an acceptable price.

If securities or industry analysts do not publish research reports about our business, or if they issue an adverse opinion about our business, the price of our securities and trading volume could decline.

The trading market for our securities is influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the securities or industry analysts who cover us or may cover us in the future change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about our competitors, the price of our common stock would likely decline. If any securities or industry analyst who covers us or may cover us in the future were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the price or trading volume of our common stock to decline.

We have not paid dividends in the past and have no plans to pay dividends.

We plan to reinvest all of our earnings, to the extent we have earnings, in order to further develop our technology and potential products and to cover operating costs. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. We cannot assure you that we will, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our common stock as a dividend.

Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our equity incentive plan and our at-the-market equity offering program, could result in dilution of the percentage ownership of our stockholders and could cause the price of our securities to fall.

We expect that significant capital will be needed in the future to continue our planned operations. To the extent we raise capital by issuing common stock, convertible securities or other equity securities, our stockholders may experience substantial dilution, and new investors could gain rights superior to our existing stockholders.

8

Our charter documents and Delaware law may inhibit a takeover that stockholders consider favorable.

Certain provisions of our Fourth Amended and Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”) and Amended and Restated Bylaws (our “Bylaws”) and applicable provisions of Delaware law may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. The provisions in our Certificate of Incorporation and Bylaws:

•	authorize our board of directors to issue preferred stock without stockholder approval and to designate the rights, preferences and privileges of each class; if issued, such preferred stock would increase the number of outstanding shares of our capital stock and could include terms that may deter an acquisition of us;

•	limit who may call stockholder meetings;

•	do not provide for cumulative voting rights;

•	provide that all vacancies in our board of directors may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	provide that stockholders must comply with advance notice procedures with respect to stockholder proposals and the nomination of candidates for director;

•	provide that stockholders may only amend our Certificate of Incorporation upon a supermajority vote of stockholders; and

•	provide that the Court of Chancery of the State of Delaware will be the exclusive forum for certain legal claims.

In addition, section 203 of the Delaware General Corporation Law limits our ability to engage in any business combination with a person who beneficially owns 15% or more of our outstanding voting stock unless certain conditions are satisfied. This restriction lasts for a period of three years following any such person’s share acquisition. These provisions may have the effect of entrenching our management team and may deprive stockholders of the opportunity to sell their shares to potential acquirers at a premium over prevailing prices. This potential inability to obtain a control premium could reduce the price of our common stock.

Our management will have broad discretion over the use of the net proceeds from this offering, which we may not use effectively or in a manner with which you agree.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our company. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

9

The common warrants are not exercisable until shareholder approval and, in certain cases, may be redeemed by the Company prior to their expiration.

The Series A Warrants and Series B Warrants are not exercisable unless and until the Warrant Shareholder Approval is obtained from our stockholders.

While we intend to promptly seek Warrant Shareholder Approval, there is no guarantee that the Warrant Shareholder Approval will ever be obtained. If we are unable to obtain the Warrant Shareholder Approval, the common warrants may have no value.

Additionally, the Company may redeem such common warrants for a nominal price upon 30 days’ prior notice to holders of the common warrants in certain circumstances. In the event that the trading price of the common stock is then lower than the applicable exercise price, or if the trading price of the common stock decreases to below the applicable exercise price due to large amounts of investors exercising their common warrants at such time, or the market’s expectation that such exercises will occur, then the warrants may be “out-of-the-money” and you may choose not to exercise them prior to redemption by the Company.

There is no public market for the warrants.

There is no established public trading market for the warrants in this offering, and we do not expect a market to develop. In addition, the warrants are not listed, and we do not intend to apply for listing of the warrants, on any securities exchange or trading system. Without an active market, the liquidity of the warrants is limited, and investors may be unable to liquidate their investments in the warrants.

A warrant does not entitle the holder to any rights as common stockholders until the holder exercises the warrant for shares of our common stock.

Until you acquire shares of our common stock upon exercise of your warrants, the warrants will not provide you any rights as a common stockholder. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs on or after the exercise date.

If the Series B Warrants are exercised by way of an alternative cashless exercise, investors may suffer substanti al dilution.

If the Series B Warrants are exercised by way of an alternative cashless exercise, assuming receipt of Warrant Shareholder Approval and following the Charter Amendment Effectiveness Date, such exercising holder will receive approximately three shares of Common Stock for each Series B Warrant they exercise, without any cash payment to us. Such issuance will result in substantial dilution to stockholders.

We may not receive any additional funds upon the exercise of the Series B Warrants.

If we receive the Warrant Shareholder Approval, the Series B Warrants may be exercised by way of an alternative cashless exercise, in which case the holder would not pay a cash purchase price upon exercise, but instead would receive upon such exercise the number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cashless exercise of the Series B Warrants using $0.001 as the exercise price for that purpose and (y) 3.0. Accordingly, we will likely not receive any additional funds upon the exercise of the Series B Warrants.

The common warrants in this offering are speculative in nature.

The common warrants in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price during a fixed period of time. Specifically, only following receipt of the Warrant Shareholder Approval, holders of the common warrants may exercise their right to acquire common stock and pay an exercise price of $           per share of common stock. The Series A Warrants will expire on the five-year anniversary of the date of Initial Exercise Date and the Series B Warrants will expire on the two and one-half year  anniversary of the Initial Exercise Date, and each series of common warrants may be subject to early redemption by the Company for a nominal price.

Moreover, following this offering, the market value of the common warrants, if any, is uncertain and there can be no assurance that the market value of the common warrants will equal or exceed their imputed offering price. There can also be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the common warrants and, consequently, whether it will ever be profitable for holders of the common warrants to exercise the common warrants.

10

USEOF PROCEEDS

We estimate that the net proceeds to us from the issuance and the sale of the securities in this offering will be approximately $7.1 million, based on the assumed public offering price of $0.267  per share and accompanying common warrants, the last reported sale price of our common stock on the Nasdaq Capital Market on May 29, 2024, after deducting estimated Placement Agent fees and estimated offering expenses payable by us and assuming no exercise of the common warrants . However, this is a best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, and we may not sell all or any of these securities offered pursuant to this prospectus; as a result, we may receive significantly less in net proceeds.  We will receive only nominal additional proceeds, if any, from the exercise of any pre-funded warrants.

We intend to use the net proceeds from this offering for working capital and general corporate purposes. We have not yet determined the amount of net proceeds to be used specifically for any particular purpose or the timing of these expenditures.

The expected use of net proceeds from this offering represents our intentions based upon our present plans and business conditions. We cannot predict with certainty all of the particular uses for the proceeds of this offering or the amounts that we will actually spend on the uses set forth above. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business.

Pending our use of the net proceeds from this offering, we intend to maintain the net proceeds as cash deposits or cash management instruments, such as U.S. government securities or money market mutual funds.

11

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2024:

·	on an actual basis; and

·	on a pro forma, as adjusted basis, after giving effect to the application of the net proceeds of this offering and after deducting the Placement Agent fees and estimated offering expenses payable by us.

The information set forth in the following table should be read in conjunction with and is qualified in its entirety by “Use of Proceeds” above, as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes to those financial statements incorporated by reference in this prospectus. See “The Offering” in this prospectus for information relating to the expected number of shares of our common stock to be outstanding after this offering. Our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

	As of March 31, 2024
	Actual	Pro Forma, As Adjusted for this Offering*
Cash and cash equivalents	$3,149,640	$10,239,640

Stockholders’ (Deficit) Equity:
Series A Convertible Preferred Stock, $0.0001 par value; 10,000 shares authorized; 34.976 shares issued and outstanding	-	-
Series B Convertible Preferred Stock, $0.0001 par value; 1,000 shares authorized; no shares issued and outstanding	-	-
Series C Convertible Preferred Stock, $0.0001 par value; 100,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.0001 par value; 80,000,000 shares authorized; 11,035,659 shares issued and outstanding, respectively	1,104	4,100
Additional paid in capital	98,402,631	107,352,631

Stock payable	301	301

Accumulated deficit	(94,705,852)	(94,705,852)

Total Stockholders’ (Deficit) Equity	$3,698,184	$10,791,180

*Assumes a $8,000,000 capital raise with net cash proceeds of approximately $7,090,000; number of shares derived by dividing closing stock price on May 29, 2024 of $0.267. Each $1.00 increase (decrease) in the assumed public offering price per share would increase (decrease) the amount of cash and cash equivalents, working capital, total assets, and total stockholders’ equity by approximately $2.8 million, assuming the number of securities offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the Placement Agent fee and estimated offering expenses payable by us. We may also increase or decrease the number of securities to be issued in this offering. Each increase (decrease) of 2.0 million shares offered by us would increase (decrease) the as adjusted amount of cash and cash equivalents, working capital, total assets and total stockholders’ equity by approximately $0.5 million, assuming the assumed public offering price remains the same, and after deducting the Placement Agent fee and estimated offering expenses payable by us.

The foregoing tables and calculations (other than the historical net tangible book value calculation) are based on 11,035,659 shares of our common stock outstanding as of March 31, 2024, and excludes the shares issuable under our warrants and options outstanding as of March 31, 2024, as follows:

·	763,445 shares of common stock issuable upon the exercise of outstanding warrants at a weighted-average exercise price of $1.60 per share;

·	2,010 shares of common stock issuable upon the conversion of outstanding shares of Series A Convertible Preferred Stock;

·	679,287 shares of common stock issuable upon the exercise of outstanding stock options issued pursuant to the Incentive Plan at a weighted average exercise price of $17.83 per share; and

·	2,381,416 shares of common stock reserved for future issuance under the Incentive Plan.

12

DILUTION

As of  March 31, 2024,  our historical net tangible book value was $3.7 million, or $0.34 per share of our common stock. Our historical net tangible book value per share represents total tangible assets less total liabilities divided by the number of shares of our common stock outstanding on March 31, 2024.

Our as adjusted net tangible book value represents our historical net tangible book value as adjusted to give effect to the sale of 29,962,546  shares of our common stock in this offering (assuming no issuance of pre-funded warrants) at an assumed public offering price of $0.267 per share and accompanying warrants, which is based on the last reported sales price of our common stock on the Nasdaq Capital Market on May 29, 2024, after deducting the estimated Placement Agent fees and estimated offering expenses payable by us. We determine dilution, or accretion, per share to investors participating in this offering by subtracting as adjusted net tangible book value per share after this offering from the assumed public offering price per share and accompanying common warrants paid by investors participating in this offering.

The following table illustrates this per share accretion:

The following table illustrates this per share accretion:

Assumed public offering price per share		$0.267
Historical net tangible book value per share as of March 31, 2024	$0.34
Decrease in as adjusted net tangible book value per share attributable to new investors	(0.07)
As adjusted net tangible book value per share		0.26
Dilution per share to new investors participating in this offering		$(0.00)

Each $0.10 increase or decrease in the assumed public offering price of $0.267 per share and accompanying warrants, which is based on the last reported sales price of our common stock on the Nasdaq Capital Market on May 29, 2024, would increase or decrease, as applicable, our as adjusted net tangible book value as of March 31, 2024 after this offering by $2.8 million, or $0.07 per share, and would increase or decrease dilution to investors in this offering by $0.03 per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the Placement Agent fees and estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering. Each increase of 2.0 million shares in the number of shares we are offering would increase our as adjusted net tangible book value as of March 31, 2024 after this offering by $0.5 million, or $0.01 per share, and would not materially impact dilution to investors in this offering assuming the assumed public offering price per share remains the same, and after deducting the Placement Agent fees and estimated offering expenses payable by us. Each decrease of 2.0 million shares in the number of shares we are offering would decrease our as adjusted net tangible book value as of March 31, 2024 after this offering by $0.5 million, or $0.01 per share and would not materially impact dilution to investors in this offering assuming the assumed public offering price per share remains the same, and after deducting the Placement Agent fees and estimated offering expenses payable by us. The as adjusted information is illustrative only, and we will adjust this information based on the actual public offering price and other terms of this offering determined at pricing.

The foregoing tables and calculations (other than the historical net tangible book value calculation) are based on 11,035,659 shares of our common stock outstanding as of March 31 , 2024 , and excludes the shares issuable under our warrants and options outstanding as of March 31 , 2024 , as follows:

•	763,445 shares of common stock issuable upon the exercise of outstanding warrants at a weighted-average exercise price of $1.60 per share;

•	2,010 shares of common stock issuable upon the conversion of outstanding shares of Series A Convertible Preferred Stock;

•	679,287 shares of common stock issuable upon the exercise of outstanding stock options issued pursuant to the Incentive Plan at a weighted average exercise price of $ 17.83 per share; and

•	2,381,416 shares of common stock reserved for future issuance under the Incentive Plan.

Additionally, the foregoing tables and calculations (other than the historical net tangible book value calculation) assume no exercise of the common warrants and Placement Agent warrants sold in this offering. The foregoing discussion and table also does not take into account any “alternative cashless exercises” of the Series B Warrants, pursuant to which the aggregate number of shares issuable in such alternative cashless exercise would be approximately equal to the number of Series B Warrants being exercised multiplied by three.

13

DESCRIPTION OF OUR SECURITIES

We are a Delaware company and our affairs are governed by our amended and restated certificate of incorporation and bylaws, the DGCL and the common law of the State of Delaware.

The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of amended and restated certificate of incorporation and bylaws, copies of which are filed as exhibits to the Registration Statement of which this prospectus forms a part.

Securities Offered by Us in this Offering

We are offering 29,962,546 shares of common stock or pre-funded warrants to purchase up to an aggregate of  29,962,546 shares of common stock in lieu of shares of common stock to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock following the consummation of this offering, together with common warrants to purchase up to 59,925,092 shares of common stock. For each pre-funded warrant that we sell, the number of shares of common stock that we are selling will be decreased on a one-for-one basis. Each common warrant has an exercise price of $ per share. The shares of common stock and the common warrants are immediately separable and will be issued separately but must initially be purchased together in this offering.

Warrants to be Issued as Part of this Offering

Common warrants

The common warrants will be issued in the respective forms filed as an exhibit to the registration statement of which this prospectus is a part and the following summary is subject to and qualified in its entirety by the filed exhibits. You should review a copy of each form of common warrant for a complete description of the terms and conditions applicable to the common warrants.

The following is a brief summary of the common warrants and is still subject in all respect to the provisions contained in the form of common warrant.

Duration and Exercise Price

Each common warrant offered hereby has an initial exercise price per share equal to $       . The exercise price of the common warrants will be determined at the time of pricing based on negotiations with the Placement Agent and the investors in this offering . The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

The common warrants will be issued separately from the common stock and pre-funded warrants included in this offering. Each share of our common stock or pre-funded warrant purchased in this offering will include a Series A Warrant and Series B Warrant, each to purchase one share of our common stock. The Series A Warrants and Series B Warrants will be issued in certificated form only.

Exercisability

The Series A Warrants and Series B Warrants are not exercisable until the later of (i) the Warrant Shareholder Approval Date, if such approval is obtained, and (ii) the Charter Amendment Effectiveness Date. The Series A Warrants will expire on the five-year anniversary of the Initial Exercise Date and the Series B Warrants will expire on the two and one-half year anniversary of the Initial Exercise Date.

Each common warrant will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full of the exercise price in immediately available funds for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder will not have the right to exercise any portion of the Series A Warrants or Series B Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Warrants and Series B Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

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Cashless Exercise and Alternative Cashless Exercise

If at the time a holder exercises its common warrant , a registration statement registering the issuance of common stock underlying the common warrants under the Securities Act is not then effective or available, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the number of shares of common stock determined according to a formula set forth in the common warrants.

In the case of the Series B Warrants, a holder may also effect an “alternative cashless exercise” at any time while the Series B Warrants are outstanding following the Charter Amendment Effectiveness Date . Under the alternate cashless exercise option, the holder of the Series B Warrant, has the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cashless exercise of the Series B Warrant using $0.001 as the exercise price for that purpose and (y) 3.0.

Company Redemption Option

The Series A Warrants and Series B Warrants are redeemable by the Company in certain circumstances. Subject to certain exceptions, if, (i) the daily volume weighted average trading price of the Company’s common stock has equaled or exceeded $         (150% of the exercise price) for 10 consecutive trading days and (ii) the average daily trading volume of the shares of the Company’s common stock for such 10-trading day period exceeds $150,000 of shares, then we may upon 30 days’ notice (a “Redemption Notice”), call for redemption or cancellation of all or any portion of the warrants for which a notice of exercise has not yet been delivered for consideration equal to $0.0001 per warrant share. Any portion of a warrant subject to such Redemption Notice for which a notice of exercise shall not have been received by the Redemption Date (as hereinafter defined) will be canceled at 6:30 p.m. (New York City time) on the thirtieth calendar day after the date the Redemption Notice is sent by the Company (such date and time, the “Redemption Date”). Our right to call the warrants shall be exercised ratably among the holders based on each holders initial purchase of warrants.

Exercise Price Adjustments

In addition, and subject to certain exemptions, if we sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice (excluding Exempt Issuances, as defined in the Placement Agency Agreement), or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any shares of common stock, at an effective price per share less than the exercise price of the Series A Warrants then in effect, the exercise price of the Series A Warrants will be reduced to the lower of such price or the lowest volume weighted average price (VWAP) during the five consecutive trading days immediately following such dilutive issuance or announcement thereof (subject to a floor price of $           prior to the Warrant  Shareholder Approval), and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate exercise price will remain unchanged.

Conditioned upon the receipt of the Warrant Shareholder Approval, if at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our common stock and the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days commencing on the date of such event is less than the exercise price of the Series A Warrants or Series B Warrants then in effect, then the exercise price of the Series A Warrants and Series B Warrants will be reduced to the lowest daily volume weighted average price during such period and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate price will remain unchanged.

The exercise price and the number of shares issuable upon exercise of the common warrants is subject to appropriate adjustment in the event of stock splits, stock dividends, recapitalizations, reorganizations, schemes, arrangements or similar events affecting our common stock.

Fundamental Transactions

In the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common stock is converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the common warrants will be entitled to receive upon exercise of the common warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the common warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the common warrants. Additionally, as more fully described in the common warrants, in the event of certain fundamental transactions, the holders of the common warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of such common warrants on the date of consummation of such transaction.

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Transferability

Subject to applicable laws, a common warrant may be transferred at the option of the holder upon surrender of the common warrant to us together with the appropriate instruments of transfer.

Exchange Listing

There is no established trading market for the common warrants. In addition, we do not intend to apply for the listing of the common warrants on any national securities exchange. Without an active trading market, the liquidity of the common warrants will be limited.

Right as a Stockholder

Except as otherwise provided in the common warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the common warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their common warrants.

Waivers and Adjustments

Subject to certain exceptions, any terms of the common warrants may be amended or waived with our written consent and the written consent of the holder.

Pre-funded warrants

The pre-funded warrants will be issued in a form filed as an exhibit to the registration statement of which this prospectus is a part and the following summary is subject to and qualified in its entirety by the filed exhibit. You should review a copy of the form of pre-funded warrant for a complete description of the terms and conditions applicable to the pre-funded warrants.

Duration and Exercise Price

The pre-funded warrants offered hereby will have an exercise price of $0.0001 per share. The pre-funded warrants will be immediately exercisable upon issuance and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise prices and numbers of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. The pre-funded warrants will be issued in certificated form only.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of such holder’s pre-funded warrants to the extent that the holder would own more than 4.99% (or 9.99%, at the holder’s election) of our outstanding common stock immediately after exercise, except that upon notice from the holder to us, the holder may decrease or increase the limitation of ownership of outstanding stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants, provided that any increase in such limitation shall not be effective until 61 days following notice to us.

Fundamental Transactions

In the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common stock is converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the pre-funded warrants.

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Transferability

Subject to applicable laws and the restriction on transfer set forth in the pre-funded warrant, the pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Exchange Listing

There is no established trading market for the pre-funded warrants. In addition, we do not intend to apply for the listing of the pre-funded warrants on any national securities exchange. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Right as a Stockholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants.

Waivers and Adjustments

Subject to certain exceptions, any terms of the pre-funded warrants may be amended or waived with our written consent and the written consent of the holder.

Placement Agent Warrants

The following summary of certain terms and provisions of the Placement Agent Warrants that are being issued hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Placement Agent Warrants, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Placement Agent Warrant for a complete description of the terms and conditions of the Placement Agent Warrant.

Duration and Exercise Price

Each Placement Agent Warrant offered hereby will have an initial exercise price equal to 120% of the exercise price of the common warrants issued in this offering. The Placement Agent Warrants will be immediately exercisable and will expire three and one-half years from the commencement of sales in this offering. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The Placement Agent Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Placement Agent Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding stock after exercising the holder’s Placement Agent Warrant up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Placement Agent Warrants and in accordance with the rules and regulations of the SEC.

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Cashless Exercise

If, at the time a holder exercises its Placement Agent Warrants, a registration statement registering the issuance of the shares of common stock underlying the Placement Agent Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Placement Agent Warrants.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Placement Agent Warrants. Rather, the number of shares of common stock to be issued will be rounded to the nearest whole number.

Transferability

Subject to applicable laws, a Placement Agent Warrant may be transferred at the option of the holder upon surrender of the Placement Agent Warrant to us together with the appropriate instruments of transfer.

Trading Market

There is no trading market available for the Placement Agent Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Placement Agent Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Placement Agent Warrants will be extremely limited. We plan to list the common stock issuable upon exercise of the Placement Agent Warrants on the Nasdaq Capital Market.

Right as a Stockholder

Except as otherwise provided in the Placement Agent Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Placement Agent Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Placement Agent Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Placement Agent Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Placement Agent Warrants will be entitled to receive upon exercise of the Placement Agent Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Placement Agent Warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction which is approved by our Board, the holders of the Placement Agent Warrants have the right to require us or a successor entity to redeem the Placement Agent Warrant for cash in the amount of the Black-Scholes value of the unexercised portion of the Placement Agent Warrant on the date of the consummation of the fundamental transaction. In the event of a fundamental transaction which is not approved by our Board, the holders of the Placement Agent Warrants have the right to require us or a successor entity to redeem the Placement Agent Warrants for the consideration paid in the fundamental transaction in the amount of the Black Scholes value of the unexercised portion of the Placement Agent Warrant on the date of the consummation of the fundamental transaction.

Authorized and Outstanding Capital Stock

We currently have authority to issue 80,000,000 shares of our common stock, par value of $0.0001 per share. As of May 30, 2024, 11,035,659 shares of our common stock were issued and outstanding, held of record by 23 stockholders. Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

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Voting Rights

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name.  No holder of common stock is entitled to cumulate votes in voting for directors.

Dividend and Liquidation Rights

The holders of outstanding shares of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The shares of our common stock are neither redeemable nor convertible. Holders of our common stock have no preemptive or subscription rights to purchase any of our securities. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets, which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding shares of our common stock are fully paid and non-assessable.

We have never paid any cash dividends on our common stock.

Certain Anti-Takeover Provisions of Delaware Law

The provisions of Delaware law, the Certificate of Incorporation and the Bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of us. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”), an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination (as defined below) with any interested stockholder (as defined below) for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the time the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	subject to limited exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

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Section 203 generally defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Certificate of Incorporation and Bylaw Provisions

The Certificate of Incorporation and the Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of us. Certain of these provisions are summarized in the following paragraphs.

Effects of authorized but unissued common stock. One of the effects of the existence of authorized but unissued common stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Cumulative Voting. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Vacancies. Our Certificate of Incorporation provides that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Special Meeting of Stockholders. A special meeting of stockholders may only be called by the Chairman of the board of directors, the President, the Chief Executive Officer, or the board of directors at any time and for any purpose or purposes as shall be stated in the notice of the meeting, or by request of the holders of record of at least 20% of the outstanding shares of common stock. This provision could prevent stockholders from calling a special meeting because, unless certain significant stockholders were to join with them, they might not obtain the percentage necessary to request the meeting. Therefore, stockholders holding less than 20% of the issued and outstanding common stock, without the assistance of management, may be unable to propose a vote on any transaction that would delay, defer or prevent a change of control, even if the transaction were in the best interests of our stockholders.

Transfer Agent

The transfer agent for our common stock is VStock Transfer, LLC.

Listing of Securities

Our common stock is listed on the Nasdaq Capital Market under the symbol “NDRA.”

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PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, dated as of             , 2024 (the “Placement Agency Agreement”), we have engaged Craig-Hallum Capital Group LLC, or the Placement Agent, to act as our exclusive placement agent to solicit offers to purchase the shares of our common stock (or pre-funded warrants) and accompanying common warrants offered by this prospectus on a best efforts basis. The Placement Agency Agreement does not give rise to any commitment by the Placement Agent to purchase any of our securities, and the Placement Agent will have no authority to bind us by virtue of the Placement Agency Agreement. The Placement Agent is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all, or any, of the shares of common stock, or pre-funded warrants, and accompanying common warrants being offered. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agent and prospective investors. This is a best-efforts offering and there is no minimum number of securities or minimum aggregate amount of proceeds that is a condition to the closing of this offering. The Placement Agent may retain sub-agents and selected dealers in connection with this offering. We will have one closing for all the securities purchased in this offering. The combined public offering price per share of common stock, or pre-funded warrant, and accompanying common warrants will be fixed for the duration of this offering.

Delivery of the securities offered hereby is expected to occur on or about __________, 2024, subject to satisfaction of certain customary closing conditions.

We have agreed to pay the Placement Agent an aggregate fee equal to 7.0% of the gross proceeds received in the offering and will issue to the Placement Agent, or its designees, Placement Agent Warrants to purchase up to 1,498,127 shares of common stock (which equals 5.0% of the shares, including shares of common stock underlying the pre-funded warrants being offered) on substantially the same terms as the Series A Warrants, except that the Placement Agent Warrants will have an expiration date of three and one-half years from the commencement of sales in this offering and an exercise price of 120% of the exercise price of the common warrants. The Placement Agent Warrants and the underlying shares of common stock are being registered on this prospectus. In addition, we have agreed to reimburse the Placement Agent for its legal fees, costs and expenses in connection with this offering in an amount up to $100,000.

	Per share and accompanying warrants	Per pre-funded warrant and accompanying warrants	Total
Public offering price	$	$	$
Placement Agent fees	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate that the total expenses of this offering, excluding Placement Agent fees, will be approximately $350,000. This includes $100,000 of fees and expenses of the Placement Agent which are payable by us.

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Lock-Up Agreements

We and each of our directors and officers have agreed with the Placement Agent to be subject to a lock up period of 90 days following the closing of this offering. This means that, during the applicable lock-up period, we and such persons may not offer for sale, contract to sell, or sell any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock, subject to certain customary exceptions. The Placement Agent may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements. In addition, we have agreed not enter into variable rate financings for a period of 180 days following the closing date of this offering, except that, in the event that the gross proceeds of this offering are less than $6.0 million, we may sell shares of our common stock under our existing at-the-market offering program with Ascendiant Capital Markets, LLC after 90 days from the date of this prospectus, subject to certain limitations.

Placement Agent Warrants

We have also agreed to sell for a nominal price to the Placement Agent or its designees at the closing of this offering, warrants to purchase a number of shares of common stock equal to 5.0% of the aggregate number of shares of common stock and pre-funded warrants sold in this offering, at an exercise price equal to 120% of the exercise price of the  common warrants  issued in this offering. The Placement Agent Warrants will be exercisable upon issuance, in whole or in part, and will expire three and one-half years from the commencement of sales in this offering. The Placement Agent Warrants have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. Pursuant to FINRA Rule 5110(g), the Placement Agent Warrants and any shares issued upon exercise thereof will not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person, for a period of 180 days immediately following the date of effectiveness or commencement of sales in this offering, except: (i) the transfer of any security by operation of law or by reason of our reorganization; (ii) the transfer of any security to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) the transfer of any security if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) the transfer of any security that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period. The Placement Agent Warrants are registered on the registration statement of which this prospectus is a part. The form of the Placement Agent Warrant has been included as an exhibit to this registration statement of which this prospectus forms a part.

Tail

We have also agreed to pay the Placement Agent a tail fee equal to 7.0% of the total gross proceeds received by us in any underwritten public offering or registered direct offering during the term of the engagement with the Placement Agent or within six (6) months following the expiration or termination of the engagement with the Placement Agent.

Other Relationships

The Placement Agent and its respective affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The Placement Agent may in the future receive customary fees and commissions for these transactions.

In the ordinary course of its various business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The Placement Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the Placement Agent may be required to make for these liabilities.

Electronic Offer, Sale and Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the Placement Agent, or by its affiliates. Other than this prospectus in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agent in its capacity as a placement agent, and should not be relied upon by investors.

Listing

Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “NDRA.”

Transfer Agent

The transfer agent for our common stock is VStock Transfer, LLC.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by K&L Gates LLP, Charlotte, North Carolina. The Placement Agent has been represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

RBSM LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023), which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on RBSM LLP’S report, given on their authority as experts in accounting and auditing.

WHEREYOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC.

Our website address is www.endrainc.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus. We have included our website address as an inactive textual reference only.

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith or the documents incorporated by reference herein. For further information about us and the common stock, pre-funded warrants and warrants offered hereby, we refer you to the registration statement and the exhibits filed thereto and to the documents incorporated by reference herein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement or to a document incorporated by reference herein are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement or a document incorporated by reference herein. You may inspect a copy of the registration statement at the SEC’s website, as provided above.

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INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any Compensation Committee report and performance graph or any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

·	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024.

·	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 , filed with the SEC on May 14, 2024 .

·	Our Current Report on Form 8-K filed with the SEC on May 5, 2024 and May 20, 2024

·

The description of our capital stock contained in our registration statement on Form 8-A (File No. 001-37969) filed with the Commission on December 16, 2016, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement or after the date of this prospectus and prior to the termination of the offering of all of the securities covered hereby, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

ENDRA Life Sciences Inc.

3600 Green Court, Suite 350

Ann Arbor, Michigan 48105

Telephone: (734) 335-0468

Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference in this prospectus.

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ENDRA Life Sciences Inc.

Up to 29,962,546 Shares of Common Stock

Pre-Funded Warrants to purchase up to 29,962,546 Shares of Common Stock

Series A Warrants to purchase up to 29,962,546 Shares of Common Stock

Series B Warrants to purchase up to 29,962,546 Shares of Common Stock

Placement Agent Warrants to purchase up to 1,498,127 Shares of Common Stock and

Up to 91,385,765 Shares of Common Stock underlying the Pre-Funded Warrants, Series A Warrants, Series B Warrants and Placement Agent Warrants

_______________________

PROSPECTUS

_______________________

Craig-Hallum

___________, 2024

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses in connection with the sale of the securities being registered hereby, are as follows:

SEC registration fee	$6,046
FINRA filing fee	$2,795
Accounting fees and expenses	$50,000
Legal fees and expenses	$185,000
Printing	$5,000
Expense reimbursement to Placement Agent	$100,000
Miscellaneous	$1,159
Total	$350,000

Item 14. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the Fourth Amended and Restated Certificate of Incorporation of ENDRA Life Sciences Inc., a Delaware corporation.

Section 145 of the DGCL, or Section 145, provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company’s Certificate of Incorporation provides for this limitation of liability. Article NINTH of our Fourth Amended and Restated Certificate of Incorporation states that our directors shall not be personally liable to us or to our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability.

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Article EIGHTH of our Fourth Amended and Restated Certificate of Incorporation provides that we shall indemnify (and advance expenses to) our officers and directors to the full extent permitted by the DGCL.

All of the Company’s directors and officers are covered by insurance policies maintained by the Company against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act. Such insurance also insures us against losses which we may incur in indemnifying our officers and directors.

As permitted by the DGCL, we have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify them against various actions including, but not limited to, third-party actions where such director or executive officer, by reason of his or her corporate status, is a party or is threatened to be made a party to an action, or by reason of anything done or not done by such director in any such capacity. We indemnify directors and executive officers against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf of such directors or executive officers and for any expenses actually and reasonably incurred by such directors or executive officers in connection with such action, if such directors or executive officers acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests, and with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. We also intend to advance to our directors and executive officers expenses (including attorney’s fees) incurred by or on behalf of such directors and executive officers in advance of the final disposition of any action after our receipt of a statement or statements from directors or executive officers requesting such payment or payments from time to time, provided that such statement or statements are preceded or accompanied by a written undertaking, by or on behalf of such directors or executive officers, to repay such amount if it shall ultimately be determined that they are not entitled to be indemnified against such expenses by us.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification or advancement of expenses, including, among others, provisions about submitting a written request to us that includes such documentation and information as is reasonably available to the director or executive officer and is reasonably necessary to determine entitlement to indemnification and provisions.

Item 15. Recent Sales of Unregistered Securities.

On November 30, 2023, the Company issued 202,020 shares of restricted common stock (the “Restricted Stock”) of the Company to PatentVest, Inc. (“PatentVest”) pursuant to a Restricted Stock Agreement and Consulting Services Agreement, each with PatentVest, in exchange for certain services related to the Company’s patent portfolio. The Restricted Stock is subject to a vesting schedule pursuant to the Restricted Stock Agreement and the shares may not be sold, assigned, transferred, pledged, hypothecated, disposed of or otherwise encumbered prior to becoming vested. The Restricted Stock was offered and sold in reliance upon the exemption from the registration set forth under Section 4(a)(2) of the Securities Act, and the regulations promulgated thereunder relating to sales by an issuer not involving any public offering, and in reliance on similar exemptions under applicable state laws.

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Item 16. Exhibits

Exhibit		Incorporated by Reference
Number	Exhibit Description	Filed Herewith	Form	Exhibit	Filing Date
3.1	Fourth Amended and Restated Certificate of Incorporation of the Company		8-K	3.2	05/12/17
3.2	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation		8-K	3.1	12/08/22
3.3	Amended and Restated Bylaws of the Company		S-1	3.4	12/06/16
4.1	Specimen Certificate representing shares of common stock of the Company		S-1	4.1	11/21/16
4.2	Form of Series A Warrant	X
4.3	Form of Series B Warrant	X
4.4	Form of Pre-Funded Warrant†
4.5	Form of Placement Agent Warrant†
4.6	Form of Lock-Up Agreement†
5.1	Opinion of K&L Gates LLP	X
10.1	ENDRA Life Sciences Inc. 2016 Omnibus Incentive Plan *		S-1	10.4	12/06/16
10.2	First Amendment to ENDRA Life Sciences Inc. 2016 Omnibus Incentive Plan*		DEF 14A	Appx. A	05/10/18
10.3	Form of Stock Option Award under 2016 Omnibus Incentive Plan*		S-1	10.5	12/06/16
10.4	Form of Restricted Stock Unit Award under 2016 Omnibus Incentive Plan*		S-1	10.6	12/06/16
10.5	Non-Employee Director Compensation Policy, effective January 30, 2023*		10-K	10.6	03/16/23
10.6	Form of Indemnification Agreement by and between the Company and each of its directors and executive officers*		S-1	10.8	11/21/16
10.7	Amended and Restated Employment Agreement, dated May 12, 2017, by and between the Company and Francois Michelon*		8-K	10.1	05/12/17
10.8	First Amendment to Employment Agreement, dated December 27, 2019, by and between the Company and Francois Michelon*		8-K	10.1	12/27/19
10.9	Amended and Restated Employment Agreement, dated May 12, 2017, by and between the Company and Michael Thornton*		8-K	10.2	05/12/17
10.10	First Amendment to Employment Agreement, dated December 27, 2019, by and between the Company and Michael Thornton*		8-K	10.2	12/27/19
10.11	Collaborative Research Agreement, dated April 22, 2016, by and between the Company and General Electric Company		S-1	10.17	11/21/16
10.12	Amendment to Collaborative Research Agreement, dated April 21, 2017, by and between the Company and General Electric Company		S-1	10.21	05/03/17
10.13	Amendment 2 to Collaborative Research Agreement, dated January 30, 2018, by and between the Company and General Electric Company		8-K	10.1	01/30/18

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10.14	Amendment 3 to Collaborative Research Agreement, dated January 13, 2020, by and between the Company and General Electric Company		8-K	10.1	01/15/20
10.15	Amendment 4 to Collaborative Research Agreement, dated December 16, 2020, by and between the Company and General Electric Company		8-K	10.1	12/21/20
10.16	Amendment 5 to Collaborative Research Agreement, dated December 16, 2022, by and between the Company and General Electric Company		8-K	10,1	12/19/22
10.17	Gross Lease, dated January 1, 2015, between the Company and Green Court LLC		S-1	10.18	11/21/16
10.18	Amendment to Gross Lease, dated October 10, 2017, by and between the Company and Green Court LLC		10-Q	10.2	05/15/18
10.19	Second Amendment to Lease, dated March 15, 2021, by and between the Company and Green Court LLC		10-K	10.18	03/25/21
10.20	Consulting Agreement, dated October 31, 2017, by and between the Company and StarFish Product Engineering, Inc.		10-K	10.16	03/20/18
10.21	Consulting Agreement, dated October 17, 2023, by and between the Company and Alexander Tokman		10-K	10.21	03/28/24
10.22	Offer Letter, dated June 9, 2021, by and between the Company and Irina Pestrikova		10-K	10.22	03/28/24
10.23	Form of Placement Agency Agreement by and between the Company and Craig-Hallum Capital Group LLC†
21.1	Subsidiaries of the Company		10-K	21.1	03/30/22
23.1	Consent of RBSM LLP, Independent Registered Public Accounting Firm	X
23.2	Consent of K&L Gates LLP (included in Exhibit 5.1)	X
24.1	Power of Attorney (included on signature page)
107	Filing Fee Table	X

* Indicates management compensatory plan, contract or arrangement

†Previously filed.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that:

(i)

for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)

for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 31st  day of May, 2024.

ENDRA Life Sciences Inc.

By:	/s/ Francois Michelon
Name:	Francois Michelon
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Francois Michelon	Chief Executive Officer and Director (Principal Executive Officer)	May 31, 2024
Francois Michelon

/s/ Irina Pestrikova	Senior Director, Finance (Principal Financial and Accounting Officer)	May 31, 2024
Irina Pestrikova

*	Director	May 31, 2024
Louis J. Basenese

*	Director	May 31, 2024
Anthony DiGiandomenico

*	Director	May 31, 2024
Michael Harsh

*	Director	May 31, 2024
Alexander Tokman

*By: /s/ Francois Michelon
Francois Michelon Attorney-in-Fact

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